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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the prospectus, which is part of this registration statement, of our report dated February 25, 2000, except as to the subsequent events described in note 15 which are as of March 20, 2000 relating to the consolidated financial statements of 360networks inc., which appear in Amendment No.2 to 360networks inc.'s Registration Statement on Form F-1 (No. 333-95621), filed with the Commission on April 18, 2000 on pages F-28 to F-36.

    We also hereby consent to the incorporation by reference in the prospectus, which is part of this registration statement, of our report dated March 12, 1999 relating to the consolidated income statement and statements of changes in shareholders' equity and of cash flows of Worldwide Fiber (USA), Inc., which appears in Amendment No. 2 to 360networks inc.'s Registration Statement on
Form F-1 (No. 333-95621), filed with the Commission on April 18, 2000 on pages F-2 to F-27.

    We also consent to the references to us under the heading "Experts" in the prospectus, which is part of this registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Vancouver, Canada
March 30, 2001